                                                                 EXHIBIT (10)(f)




                            THE LUBRIZOL CORPORATION
                          EXCESS DEFINED BENEFIT PLAN

                               TABLE OF CONTENTS

                                 ARTICLE I

DEFINITIONS AND CONSTRUCTION                                              1
   1.1 Definitions                                                        1
   1.2 Additional Definitions                                             2
                                 ARTICLE II

SUPPLEMENTAL PENSION BENEFIT                                              2
   2.1 Eligibility                                                        2
   2.2 Amount                                                             2
   2.3 Payment                                                            2

                                 ARTICLE III

PAYMENT OF BENEFITS                                                       3

   3.1 Payment to Participant                                             3
   3.2 Payment in the Event of Death Prior to
          Commencement of Distribution                                    3

                                 ARTICLE IV

ADMINISTRATION                                                            3

                                 ARTICLE V

AMENDMENT AND TERMINATION                                                 4

                                 ARTICLE VI

MISCELLANEOUS                                                             4

   6.1 Non-Alienation of Retirement Rights or Benefits                    4
   6.2 Plan Non-Contractual                                               5
   6.3 Trust                                                              5
   6.4 Interest of a Participant                                          5
   6.5 Controlling Status                                                 6
   6.6 Claims of Other Persons                                            6
   6.7 Severability                                                       6
   6.8 Governing Law                                                      6

                            THE LUBRIZOL CORPORATION
                          EXCESS DEFINED BENEFIT PLAN

               The Lubrizol Corporation hereby establishes, effective as of January 1, 1986, The Lubrizol Corporation Excess Defined Benefit Plan (the "Plan") for the purpose of providing supplemental benefits to certain employees, as permitted by Section 3(36) of the Employee Retirement Income Security Act of 1974.

                                   ARTICLE I
                          DEFINITIONS AND CONSTRUCTION
               1.1 Definitions. For the purposes hereof, the following words and phrases shall have the meanings indicated, unless a different meaning is plainly required by the context:.

               (a) Code. The term "Code" shall mean the Internal Revenue Code as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

               (b) Company. The term "Company" shall mean The Lubrizol Corporation, an Ohio corporation, its corporate successors and the surviv-ing corporation resulting from any merger of The Lubrizol Corporation with any other corporation or corporations.

               (c) Lubrizol Pension Plan. The term "Lubrizol Pension Plan" shall mean The Lubrizol Corporation Revised Pension Plan as the same shall be in effect on the date of a Participant's retirement, death, or other termination of employment.

               (d) Participant. The term "Participant" shall mean any person employed by the Company who is designated by the Board of Directors of the Company to participate in the Plan and who has not waived participation in the Plan.

               (e) Plan. The term "Plan" shall mean the excess defined benefit pension plan as set forth herein, together with all amendments hereto, which Plan shall be called "The Lubrizol Corporation Excess Defined Benefit Plan."

               (f) Trust. The term "Trust" shall mean The Lubrizol Corporation Excess Defined Benefit Plan Trust established pursuant to the Trust Agreement.

               (g) Trust Agreement. The term "Trust Agreement" shall mean The Lubrizol Corporation Excess Defined Benefit Plan Trust Agreement.

               1.2. Additional Definitions. All other words and phrases used herein shall have the meanings given them in the Lubrizol Pension Plan, unless a different meaning is clearly required by the context.

                                   ARTICLE II

                          SUPPLEMENTAL PENSION BENEFIT

               2.1 Eligibility. A Participant who retires, dies, or otherwise terminates his employment with the Company under conditions which make such Participant eligible for a benefit under the Lubrizol Pension Plan and whose benefits under the Lubrizol Pension Plan are limited by Section 415 of the Code, shall be eligible for a supplemental pension benefit determined in accordance with the provisions of Section 2.2.

               2.2 Amount. Subject to the provisions of Article III, the monthly supplemental pension benefit payable to an eligible Participant shall be such an amount which when added to the monthly pension payable (before any reduction applicable to an optional method of payment) to such Participant under the Lubrizol Pension Plan, equals the monthly pension benefit which would have been payable (before any reduction applicable to an optional method of payment) under the Lubrizol Pension Plan to the Participant, if the limita-tions of Section 415 of the Code were not in effect.

               2.3 Payment. The terms of payment of the supplemental pension benefit shall be identical to those specified in the Lubrizol Pension Plan for the type of benefit the Participant receives under the Lubrizol Pension Plan.

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
                                  ARTICLE III

                              PAYMENT OF BENEFITS

              3.1 Payment to Participant. Payment of a supplemental pension benefit under the Plan to a Participant shall be made in the same manner and form applicable to the benefit payable to him under the Lubrizol Pension Plan. The amount of the supplemental pension benefit payable to a Participant shall be adjusted to reflect the method of payment, pursuant to the assumptions then in use under the Lubrizol Pension Plan.

              3.2 Payment in the Event of Death Prior to Commencement of Distribution. If a Participant dies prior to commencement of benefits under the Plan, his surviving spouse, if any, shall be eligible for a survivor bene-fit which is equal to one-half of the reduced monthly benefit the Participant would have received under the Plan if the Participant had retired on the day before his death and had elected to receive his benefit under the Lubrizol
Pension Plan in a 50 percent joint and survivor annuity form.   In making the
determinations and reductions required in this Section 3.2, the Company shall apply the assumptions then in use under the Lubrizol Pension Plan. For pur-poses hereof, a surviving spouse shall only be eligible for a benefit under this Section 3.2, if such spouse had been married to the deceased Participant for at least one year as of the date of the Participant's death.

                                   ARTICLE IV

                                 ADMINISTRATION

              The Company shall be responsible for the general administration of the Plan, for carrying out the provisions hereof, and for making, or


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
causing the Trust to make, any required supplemental benefit payments. The Company shall have all such powers as may be necessary to carry out the provi-sions of the Plan, including the power to determine all questions relating to eligibility for and the amount of any supplemental pension benefit and all questions pertaining to claims for benefits and procedures for claim review; to resolve all other questions arising under the Plan, including any questions of construction; and to take such further action as the Company shall deem advisable in the administration of the Plan. The Company may delegate any of its powers, authorities, or responsibilities for the operation and administra-tion of the Plan to any person or committee so designated in writing by it and may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The actions taken and the decisions made by the Company hereunder shall be final and bind-ing upon all interested parties.

                                   ARTICLE V

                           AMENDMENT AND TERMINATION

              The Company reserves the right to amend or terminate the Plan at any time by action of its Board of Directors or its representative or deleg-ate; provided, however, that no such action shall adversely affect any Parti-cipant who is receiving supplemental pension benefits under the Plan, unless an equivalent benefit is provided under the Lubrizol Pension Plan or another plan sponsored by the Company.

                                   ARTICLE VI

                                 MISCELLANEOUS

              6.1 Non-Alienation of Retirement Rights or Benefits. No Par-ticipant shall encumber or dispose of his right to receive any payments hereunder, which payments or the right thereto are expressly declared to be
non-assignable and non-transferable.   If a Participant attempts to assign,
transfer, alienate or encumber his right to receive any payment hereunder or permits the same to be subject to alienation, garnishment, attachment, execu-tion, or levy of any kind, then thereafter during the life of such Partici-pant, and also during any period in which any Participant is incapable in the judgment of the Company of attending to his financial affairs, any payments which the Company is required to make hereunder may be made, in the discretion of the Company, directly to such Participant or to any other person for his use or benefit or that of his dependents, if any, including any person fur-nishing goods or services to or for his use or benefit or the use or benefit of his dependents, if any. Each such payment may be made without the inter-vention of a guardian, the receipt of the payee shall constitute a complete acquittance to the Company with respect thereto, and the Company shall have no responsibility for the proper allocation thereof.

              6.2 Plan Non-Contractual. Nothing herein contained shall be construed as a commitment or agreement on the part of any person employed by the Company to continue his employment with the Company, and nothing herein contained shall be construed as a commitment on the part of the Company to continue the employment or the annual rate of compensation of any such person for any period, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been established.

              6.3  Trust.   In order to provide a source of payment for its
obligations under the Plan, the Company has established the Trust, the terms of which are governed by the Trust Agreement.

              6.4 Interest of a Participant. Subject to the provisions of the Trust Agreement, the obligation of the Company under the Plan to provide a

Participant with a supplemental pension benefit constitutes the unsecured promise of the Company to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of the Company.

              6.5 Controlling Status. No Participant shall be eligible for a benefit under the Plan unless such Participant is a Participant on the date of his retirement, death, or other termination of employment.

              6.6 Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Company, its officers, employees, or direc-tors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

              6.7 Severability. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unen-forceable provision were omitted herefrom.

              6.8 Governing Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.
*  *  *

              EXECUTED at Wickliffe, Ohio, this 4th day of December  , 1986.

                                            THE LUBRIZOL CORPORATION

                                            By
                                               Title: President

                                            And
                                                Title:  Secretary

                                FIRST AMENDMENT
                                       TO
                            THE LUBRIZOL CORPORATION
                          EXCESS DEFINED BENEFIT PLAN

         WHEREAS, the Lubrizol Corporation Excess Defined Benefit Plan (hereinafter referred to as the "Plan") was established effective as of January 1, 1986, by The Lubrizol Corporation (hereinafter referred to as the "Company") for the benefit of certain eligible employees of the Company whose benefits under The Lubrizol Corporation Pension Plan (hereinafter referred to as the "Lubrizol Pension Plan") were limited by law; and

         WHEREAS, the Company desires to amend the Plan to reflect further limits on benefits under the Lubrizol Pension Plan imposed by the Tax Reform Act of 1986, as amended;

         NOW, THEREFORE, effective as of January 1, 1989, the Plan is hereby amended in the respects hereinafter set forth.

         1. Paragraph (d) of Section 1.1 of the Plan is hereby amended to provide as follows:

                    (d) Participant.  The term "Participant" shall
              mean any person employed by the Company who is listed on Appendix A attached hereto or who is designated by the Board of Directors of the Company to participate in the Plan, and who has not waived participation in the Plan.

         2. Section 2.1 of the Plan is hereby amended to provide as follows:

                    2.1 Eligibility.  A Participant who retires,
              dies, or otherwise terminates his employment with the Company and its subsidiaries and

                    (i) whose benefits under the Lubrizol Pension Plan are limited by the provisions of
                         Section 401(a)(17) or 415 of the Code, or

                    (ii) who either was a Participant on January
                         1, 1989 or had attained age 55 on January
                         1, 1989 and thereafter became a Partici-pant, and whose benefits under the Lubrizol Pension Plan are curtailed due to the revision of the pension benefit formula, effective as of January 1, 1989, to comply with the requirements of the Tax Reform Act of 1986, as amended, shall be eligible for a supplemental pension benefit determined in accordance with the provisions of Section 2.2.

         3. Section 2.2 of the Plan is hereby amended to provide as follows:

                   2.2  Amount.   Subject to the provisions of
              Article III, the monthly supplemental pension benefit payable to an eligible Participant shall be an amount which when added to the monthly pension payable to such Participant under the Lubrizol Pension Plan (prior to any reduction applicable to an optional method of payment) equals the monthly pension benefit which would have been payable under the Lubrizol Pension Plan (prior to any reduction applicable to an optional method of payment and adjusted for any amount payable under The Lubrizol Corporation Excess Defined Contribution Plan which is attributable to The Lubrizol Corporation Employees' Profit-Sharing Plan and which would have affected the benefit that the Participant would have received under the Lubrizol Pension Plan had it been payable from The Lubrizol Corporation Employees' Profit-Sharing Plan) if the limitations of Sections 401(a)(17) and 415 of the Code were not in effect and if he is a Participant described in
              Section 2.1 (ii)), and his benefit had not been curtailed due to the revision of the Lubrizol Pension Plan effective as of January 1989, to comply with the provisions of the Tax Reform Act of 1986, as amended.

         4. Section 3.1 of the Plan is hereby amended to provide as follows:

                   3.1  Payment to Participant.   Payment of a
              supplemental pension benefit under the Plan to a Participant shall be made in the same manner and form applicable to the benefit payable to him under the Lubrizol Pension Plan. The amount of the supplemental pension benefit payable to a Participant shall be adjusted to reflect the method of payment, pursuant to the assumptions then in use under the Lubrizol Pension Plan; provided, however, that in the event that a Participant's supplemental pension benefit is to be distributed as a single sum amount, the interest rate used to discount the liability of such benefit shall be the arithmetic average of the 7-day compound yield rates for the six full calendar months prior to the month as of which the benefit is payable as published in Donoghue's Tax-Free MONEY FUND AVERAGE which is reported weekly in Barron's. The rate with respect to any month shall be the rate reported in the first issue of Barron's published during such month.

         5. The Plan is hereby amended by adding Appendix A attached hereto at the end thereof.

         EXECUTED at Wickliffe, Ohio, this 27th day of February   , 1991.

                                        THE LUBRIZOL CORPORATION
                                        Title: CEO AND CHAIRMAN OF THE BOARD

                                        And
                                           Title:

                                   APPENDIX A

Officers of the Company who are Participants in the Plan.

1.   L. E. Coleman            7.  W. R. Jones
2.   W. G. Bares              8.  J. R. Cooper
3.   W. D. Manning            9.  R. A. Andreas
4.   R. Y. K. Hsu             10. J. R. Senz
5.   G. R. Hill               11. J. R. Ahern
6.   R. W. Scher              12. K. H. Hopping

                                SECOND AMENDMENT
                                       TO
                            THE LUBRIZOL CORPORATION
                          EXCESS DEFINED BENEFIT PLAN

     WHEREAS, The Lubrizol Corporation Excess Defined Benefit Plan (the "Plan") was established effective as of January 1, 1986, by The Lubrizol Corporation (the "Company") for the benefit of certain eligible employees of the Company whose benefits under The Lubrizol Corporation Pension Plan (the "Pension Plan") were limited by law; and

     WHEREAS, The Company desires to amend the Plan to expand the definition of Participant.

     NOW, THEREFORE, the Plan is hereby amended in the respects hereinafter set forth.

     1. Effective June 22, 1992, paragraph (d) of Section 1.1 of the Plan is hereby amended to provide as follows:

               (d) Participant. The term "Participant" shall mean any person employed by the Company who is listed on Appendix A attached hereto, or who is designated by the Board of Directors as an officer for the purposes of
         Section 16 of the Securities Exchange Act of 1934, or whose benefits under the Lubrizol Pension Plan are limited by the application of Section 401(a)(17) of the Internal Revenue Code of 1986, as amended.

     2.  Effective as of the date of execution of this Amendment
Appendix A is replaced by the Appendix A attached hereto.


EXECUTED at Wickliffe, Ohio, this 28th day of   June     , 1993.

                                      THE LUBRIZOL CORPORATION

                                      Title:Chairman and Chief
                                            Executive Officer

                                  And By:
                                      Title: Vice President and
                                            Chief Financial Officer

                                   APPENDIX A
                                       TO
                            THE LUBRIZOL CORPORATION
                          EXCESS DEFINED BENEFIT PLAN

Participant                                Effective Date
1. L. E. Coleman                           December 31, 1986
2. W. G. Bares                             December 31, 1986
3. P. L. Krug (R)                          December 31, 1986
4. W. T. Beargie (R)                       December 31, 1986
5. W. D. Manning                           December 31, 1986
6. R. Y. K. Hsu                            December 31, 1986
7. G. R. Hill                              December 31, 1986
8. R. W. Scher                             December 31, 1986
9. J. P Arzul (D)                          December 31, 1986
10. W. R. Jones                            December 31, 1986
11. R. A. Andreas                          December 31, 1986
12. J. R. Cooper (R)                       December 31, 1986
13. J. I. Rue (R)                          December 31, 1986
14. R. J. Senz                             April 1, 1989
15. J. R. Ahern                            April 1, 1990
16. K. H. Hopping                          April 21, 1991
17. J. W. Bauer                            April 27, 1992
18. D. A. Muskat                           April 27, 1992
19. V. E. Luoma                            June 22, 1992
20. J. G. Bulger                           June 22, 1992
21. S. F. Kirk                             April 26, 1993
22. Y. Le Couedic                          April 26, 1993
23. J. E. Hodge                            April 26, 1993
24. M. W. Meister                          April 26, 1993
25. S. A. DiBiase                          April 26, 1993

R = Retired
D = Deceased

                                THIRD AMENDMENT
                                       TO
                            THE LUBRIZOL CORPORATION
                          EXCESS DEFINED BENEFIT PLAN

    WHEREAS, The Lubrizol Corporation Excess Defined Benefit Plan (the "Plan") was established effective as of January 1, 1986, by The Lubrizol Corporation (the "Company") for the benefit of certain eligible employees of the Company whose benefits under The Lubrizol Corporation Pension Plan (the "Pension Plan") were limited by law; and

    WHEREAS, The Company desires to add provisions to the Plan which clarify the vesting under the Plan.

    NOW, THEREFORE, Article II of the Plan is hereby amended effective January 1, 1986, by adding at the end thereto a new
Section 2.4 which shall read as follows:

         2.4 Vesting. Each Participant as of December 31, 1993, shall be 100 percent vested in his supplemental pension benefit determined in accordance with the provisions of
         Section 2.2. Each new Participant after December 31, 1993, shall be vested in his supplemental pension benefit under this Plan as determined in accordance with the vesting provisions of the Lubrizol Pension Plan.

    EXECUTED at Wickliffe, Ohio, this day of               ,
1993.

                                      THE LUBRIZOL CORPORATION

                                      By:

                                      Title:

                                      By:

                                      Title: